Exhibit 99.1

FOR IMMEDIATE RELEASE
December 4, 2008

Novell Reports Financial Results for Fourth Fiscal Quarter and Full Fiscal Year 2008

     •   Fiscal 2008 product revenue increased 8% year-over-year
     •   Annual and quarterly operating margins showed notable improvement

WALTHAM, Mass. – December 4, 2008 – Novell, Inc. (NASDAQ: NOVL) today announced financial results for its fourth fiscal quarter and full fiscal year ended October 31, 2008. For the quarter, Novell reported net revenue of $245 million, consistent with the fourth fiscal quarter of 2007. Loss from operations for the fourth fiscal quarter of 2008 was $6 million, compared to a loss from operations of $13 million for the fourth fiscal quarter of 2007. Net loss in the fourth fiscal quarter of 2008 was $16 million, or $(0.05) per share, which included a $14 million impairment charge related to the Company's auction-rate securities. This compares to a net loss of $18 million, or $(0.05) per share, for the fourth fiscal quarter of 2007. In the fourth fiscal quarter of 2008, foreign currency exchange rates did not materially impact net revenue and favorably impacted operating expenses and loss from operations by $1 million compared to the same period last year.

On a non-GAAP basis, income from operations for the fourth fiscal quarter of 2008 was $32 million. This compares to non-GAAP income from operations of $21 million in the year-ago quarter. Non-GAAP net income for the fourth fiscal quarter of 2008 was $20 million, or $0.06 per share. This compares to non-GAAP net income of $23 million, or $0.07 per share, for the fourth fiscal quarter of 2007.

For the full fiscal year 2008, Novell reported net revenue of $957 million and income from operations of $5 million. Comparatively, net revenue for the full fiscal year 2007 was $932 million and the loss from operations was $56 million. Net loss for the full fiscal year 2008 was $9 million, or $(0.02) per share, which included a $29 million impairment charge related to the Company's auction-rate securities. This compares to a net loss of $44 million, or $(0.13) per share, for the full fiscal year 2007. In the full fiscal year 2008, foreign currency exchange rates favorably impacted net revenue by approximately $22 million, negatively impacted operating expenses by approximately $22 million and did not materially impact income from operations compared to the same period last year.

On a non-GAAP basis, income from operations for the full fiscal year 2008 was $97 million. This compares to non-GAAP income from operations of $46 million a year ago. Non-GAAP net income for the full fiscal year 2008 was $93 million, or $0.27 per share. This compares to non-GAAP net income of $66 million, or $0.19 per share, for the full fiscal year 2007.

For the fourth fiscal quarter of 2008, product revenue increased 6% which was offset by a services revenue decline of 26%, resulting in total revenue that is consistent with the same period last year. Novell reported $36 million of product revenue from Open Platform Solutions, of which $33 million was from Linux Platform Products, up 33% compared to the same period last year. Product revenue from Identity and Security Management was $37 million, of which Identity and Access Management was $35 million, up 11% compared to the same period last year. Product revenue from Systems and Resource Management was $45 million, up 15% compared to the same period last year. Workgroup product revenue of $92 million decreased 6% compared to the same period last year.

For the full fiscal year 2008, product revenue increased 8% which was partially offset by a services revenue decline of 20% such that total revenue increased 3% compared to the full fiscal year 2007. Novell reported $129 million of product revenue from Open Platform Solutions, of which $120 million was from Linux Platform Products, up 38% compared to last year. Product revenue from Identity and Security Management was $137 million, of which Identity and Access Management was $124 million, up 15% compared to last year. Product revenue from Systems and Resource Management was $170 million, up 15% compared to last year. Workgroup product revenue of $366 million decreased 2% compared to last year.

“I am pleased with our fourth quarter and annual product revenue and non-GAAP operating margin results. We have substantially completed our two-year transformation, repositioning Novell as a leader in infrastructure software,” said Ron Hovsepian, President and CEO of Novell. “We have a large, recurring revenue stream, a strong balance sheet, expanding partnerships and excellent products in broad and growing markets which we believe positions us well in this challenging environment.”

Cash, cash equivalents and short-term investments were $1.1 billion at October 31, 2008, down from $1.9 billion at October 31, 2007, primarily due to the repurchase of a significant portion of the debentures, the acquisition of PlateSpin and the stock repurchase program. Days sales outstanding in accounts receivable was 72 days at the end of the fourth fiscal quarter of 2008, down from 77 days at the end of the year-ago quarter. Total deferred revenue was $730 million at the end of the fourth fiscal quarter of 2008, down from $768 million at the end of the year-ago quarter. Cash flow from operations was $67 million for the fourth fiscal quarter of 2008. This compares to cash flow from operations of $77 million in the fourth fiscal quarter of 2007.

With regard to the Company's previously announced share repurchase program, Novell repurchased four million shares of common stock at a cost of $22 million during the quarter. During the full fiscal year 2008, the Company repurchased 12 million shares at a cost of $67 million. The Company currently has $33 million remaining under the existing share repurchase program, and, going forward intends to use the program to maintain a steady level of shares outstanding.

During the quarter, Novell used $314 million of cash to repurchase a portion of its outstanding 0.5% senior convertible debentures. During the full fiscal year 2008, $457 million of cash was used for these repurchases.

Full details on Novell's reported results, including a reconciliation of the non-GAAP results, are included in the financial schedules that are a part of this release.

Financial Outlook

Novell management remains committed to long-term sustainable profitability. For the full fiscal year 2008, Novell achieved non-GAAP operating margin of 10%. Going forward, Novell management expects to improve on these results, but in light of these uncertain economic times, is targeting no less than 10% non-GAAP operating margin in the full fiscal year 2009.

Conference Call Notification and Web Access Detail

A live Webcast of a Novell conference call to discuss the quarter and the year will be broadcast at 5:00 PM ET December 4, 2008, from Novell's Investor Relations Web page: http://www.novell.com/company/ir/qresults/. The domestic conference call dial-in number is 866-335-5255, password “Novell”, and the international dial-in number is +1-706-679-2263, password “Novell”.

The call will be archived on the Novell Web site approximately two hours after its conclusion for 12 months. The call will also be available for telephone playback through midnight ET, December 19, 2008. The domestic toll-free replay number is 800-642-1687, and the international replay number is +1-706-645-9291. Replay listeners must enter conference ID number 71160968.

A copy of this press release is posted on Novell's Web site at:
http://www.novell.com/company/ir/qresults/.

Non-GAAP Financial Measures

We supplement our consolidated unaudited condensed financial statements presented in accordance with GAAP with certain non-GAAP financial measures. These non-GAAP measures include adjusted income from operations, adjusted operating margin, adjusted income from continuing operations, adjusted net income, adjusted income per share from continuing operations and adjusted net income per share. We provide non-GAAP financial measures to enhance an overall understanding of our current financial performance and prospects for the future and to enable investors to evaluate our performance in the same way that management does. Management uses these same non-GAAP financial measures to evaluate performance, allocate resources, and determine bonuses. The non-GAAP financial measures do not replace the presentation of our GAAP financial results, but they eliminate expenses and gains that are excluded from most analysts' consensus estimates, that are unusual, and/or that arise outside of the ordinary course of business, such as, but not limited to, those related to stock-based compensation, acquisition-related intangible asset amortization, restructuring, asset impairments, litigation judgments and settlements, purchased in-process research and development, and the sale of business operations, long-term investments, and property, plant and equipment.

Legal Notice Regarding Forward-Looking Statements

This press release includes statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those related to future financial and operating results, future opportunities, the benefits and synergies of the company's brands, strategies and acquisitions, and the growth of the Linux Platform Products, Identity and Access Management, and Systems and Resource Management markets. You should be aware that Novell's actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell management and are subject to a number of risks and uncertainties, including, but not limited to, Novell's ability to transform its business through the implementation of its strategic plan, Novell's ability to realize the benefits anticipated from the Microsoft transactions, including the pricing of any renewals of Microsoft certificates previously sold, and other transactions, Novell's ability to realize the benefits anticipated from its restructuring plan, and the expected charges to be incurred and payments to be made under the restructuring plan, Novell's ability to achieve its expense targets, Novell's success in executing its Linux Platform Products, Identity and Access Management, and Systems and Resource Management strategies, Novell's ability to take a competitive position in the Linux Platform Products, Identity and Access Management, and Systems and Resource Management industries, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand, Novell's ability to integrate acquired operations and employees, and the other factors described in Novell's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 21, 2007. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by the securities laws.

About Novell

Novell, Inc. (NASDAQ: NOVL) delivers the best engineered, most interoperable Linux* platform and a portfolio of integrated IT management software that helps customers around the world reduce cost, complexity and risk. With our infrastructure software and ecosystem of partnerships, Novell harmoniously integrates mixed IT environments, allowing people and technology to work as one. For more information, visit www.novell.com.

_________________

Novell and the Novell logo are registered trademarks of Novell, Inc. in the United States and other countries. *All third party marks are the property of their respective owners.

Press Contact:

Ian Bruce
Novell, Inc.
Phone: 781-464-8034
E-Mail: ibruce@novell.com

Investor Relations Contact:

Susan Walker White
Novell, Inc.
Phone: 800-317-3195
E-Mail: swhite@novell.com

                                                                                                                                                    Page 6 of 12

                                                      Novell, Inc.
                                   Consolidated Unaudited Condensed Statements of Operations
                                          (In thousands, except per share data)

                                                                  Fiscal Quarter Ended                                              Fiscal Year Ended
                                                  -----------------------------------------------------            ----------------------------------------------------
                                                       Oct 31, 2008                  Oct 31, 2007                      Oct 31, 2008                  Oct 31, 2007
                                                  -----------------------        ----------------------            ----------------------        ----------------------
Net revenue:
  Software licenses                                             $ 51,362                      $ 51,037                         $ 189,655                     $ 176,107
  Maintenance and subscriptions                                  158,776                       147,108                           613,063                       564,354
  Services (1)                                                    34,598                        46,791                           153,795                       192,038
                                                  -----------------------        ----------------------            ----------------------        ----------------------
Total net revenue                                                244,736                       244,936                           956,513                       932,499
                                                  -----------------------        ----------------------            ----------------------        ----------------------

Cost of revenue:
  Software licenses                                                4,948                         5,225                            17,951                        18,505
  Maintenance and subscriptions                                   13,445                        13,406                            51,679                        49,515
  Services                                                        39,454                        46,083                           167,994                       192,234
                                                  -----------------------        ----------------------            ----------------------        ----------------------
Total cost of revenue                                             57,847                        64,714                           237,624                       260,254
                                                  -----------------------        ----------------------            ----------------------        ----------------------

Gross profit                                                     186,889                       180,222                           718,889                       672,245
                                                  -----------------------        ----------------------            ----------------------        ----------------------

Operating expenses:
  Sales and marketing                                             88,938                        84,327                           361,832                       346,777
  Product development                                             52,303                        55,134                           198,149                       208,370
  General and administrative                                      26,482                        29,527                           108,623                       111,006
  Other operating expenses (2)                                    25,509                        24,525                            45,509                        61,860
                                                  -----------------------        ----------------------            ----------------------        ----------------------
Total operating expenses                                         193,232                       193,513                           714,113                       728,013

Income (loss) from operations                                     (6,343)                      (13,291)                            4,776                       (55,768)
  Operating margin %                                               -2.6%                         -5.4%                              0.5%                         -6.0%

Other income (loss), net:
  Interest income, net                                             7,416                        16,724                            41,223                        62,134
  Other                                                          (15,546)                          213                           (23,121)                        2,049
                                                  -----------------------        ----------------------            ----------------------        ----------------------
Total other income (loss), net                                    (8,130)                       16,937                            18,102                        64,183
                                                  -----------------------        ----------------------            ----------------------        ----------------------

Income (loss) from continuing operations,
  before income taxes                                            (14,473)                        3,646                            22,878                         8,415

Income tax expense                                                 3,291                        12,809                            35,217                        34,691
                                                  -----------------------        ----------------------            ----------------------        ----------------------

Loss from continuing operations                                  (17,764)                       (9,163)                          (12,339)                      (26,276)

Income (loss) from discontinued operations,
  before income taxes                                              1,473                        (8,785)                            2,758                       (18,253)
Income tax benefit on discontinued operations                          -                             -                              (836)                          (69)
                                                  -----------------------        ----------------------            ----------------------        ----------------------
Income (loss) from discontinued operations                         1,473                        (8,785)                            3,594                       (18,184)

Net loss                                                       $ (16,291)                    $ (17,948)                         $ (8,745)                    $ (44,460)
                                                  =======================        ======================            ======================        ======================

Loss per share:

  Continuing operations                                          $ (0.05)                      $ (0.03)                          $ (0.04)                      $ (0.08)
  Net loss                                                       $ (0.05)                      $ (0.05)                          $ (0.02)                      $ (0.13)

Weighted average shares                                          345,038                       350,017                           350,207                       347,552

(1) Services includes professional services, technical support and training services.

(2) See Page 9 of 12 for a detail of other operating expenses.

Revisions were made to prior period amounts in order to conform to the current period's presentation.

                                                                                              Page 7 of 12

                                           Novell, Inc.
                           Consolidated Unaudited Condensed Balance Sheets
                                         (In thousands)

                                                               Oct 31, 2008                     Oct 31, 2007
                                                           ---------------------            ---------------------
Assets

Current assets:
    Cash and cash equivalents                                       $   680,034                       $1,079,819
    Short-term investments                                              387,813                          777,818
    Restricted cash                                                      52,701                                -
    Receivables, net                                                    193,088                          208,318
    Prepaid expenses                                                     34,365                           53,316
    Deferred income taxes                                                 5,685                                -
    Other current assets                                                 32,006                           35,065
                                                           ---------------------            ---------------------
Total current assets                                                  1,385,692                        2,154,336

Property, plant and equipment, net                                      174,978                          180,537
Long-term investments                                                    14,972                           37,304
Goodwill                                                                582,117                          404,612
Intangible assets, net                                                   53,320                           33,572
Deferred income taxes                                                    36,244                           14,518
Other assets                                                             22,026                           29,515
                                                           ---------------------            ---------------------

Total assets                                                         $2,269,349                       $2,854,394
                                                           =====================            =====================

Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                                                 $   36,982                       $   45,135
    Accrued compensation                                                102,317                          112,794
    Other accrued liabilities                                           108,929                          122,850
    Income taxes payable                                                 22,563                           46,724
    Senior convertible debentures                                       125,668                                -
    Deferred revenue                                                    503,174                          494,615
                                                           ---------------------            ---------------------
Total current liabilities                                               899,633                          822,118

Deferred income taxes                                                    11,725                              884
Other long-term liabilities                                              43,587                                -
Long-term deferred revenue                                              226,876                          273,066
Senior convertible debentures                                                 -                          600,000
                                                           ---------------------            ---------------------

Total liabilities                                                     1,181,821                        1,696,068

Stockholders' equity                                                  1,087,528                        1,158,326
                                                           ---------------------            ---------------------

Total liabilities and stockholders' equity                           $2,269,349                       $2,854,394
                                                           =====================            =====================

                                                                                                                                           Page 8 of 12

                                                  Novell, Inc.
                            Consolidated Unaudited Condensed Statements of Cash Flows
                                                (In thousands)

                                                                         Fiscal Quarter Ended                               Fiscal Year Ended
                                                              -----------------------------------------------   -----------------------------------------------
                                                                  Oct 31, 2008              Oct 31, 2007            Oct 31, 2008              Oct 31, 2007
                                                              ---------------------     ---------------------   ---------------------     ---------------------

Cash flows from operating activities
  Net loss                                                               $ (16,291)                $ (17,948)               $ (8,745)                $ (44,460)
  Adjustments to reconcile net loss to net cash provided
   by operating activities:
    Stock-based compensation expense                                         8,448                     8,352                  33,818                    31,841
    Stock-based compensation modification expense                                -                         -                       -                     2,475
    Depreciation and amortization                                           12,065                     9,275                  42,892                    40,438
    Change in accounts receivable allowances                                  (682)                     (844)                   (261)                   (1,722)
    Utilization of previously reserved acquired
      net operating losses                                                       -                         9                   5,026                     4,844
    SUSE purchase price tax adjustment                                           -                    24,677                       -                    24,677
    Purchased in-process research and development                                -                         -                   2,700                         -
    Gain on debenture repurchases                                           (4,062)                        -                  (4,606)                        -
    (Gain) loss on discontinued operations, before taxes                    (1,473)                    8,855                  (2,653)                   19,075
    Impairment of investments                                               15,286                         -                  30,024                         -
    Gain on sale of previously impaired long-term investments               (1,719)                   (1,179)                 (1,969)                   (2,917)
    Gain on sale of venture capital funds                                        -                         -                       -                    (3,591)
    Impairment of intangible assets                                          7,664                         -                   7,664                     3,851
    (Gain) loss on sale of subsidiaries                                       (117)                   (1,200)                  3,694                    (1,200)
    Changes in current assets and liabilities, excluding
      acquisitions and dispositions                                         47,546                    46,897                 (54,777)                  349,237
                                                              ---------------------     ---------------------   ---------------------     ---------------------

  Net cash provided by operating activities                                 66,665                    76,894                  52,807                   422,548
                                                              ---------------------     ---------------------   ---------------------     ---------------------

Cash flows from investing activities
    Purchases of property, plant and equipment                              (9,193)                   (7,756)                (37,716)                  (25,235)
    Short-term investment activity                                          (3,337)                   52,096                 355,923                   (20,237)
    Long-term investment activity                                            3,019                     1,179                  24,757                     2,917
    Cash restricted due to litigation                                         (291)                        -                 (52,701)                        -
    Net proceeds from sale of subsidiaries
      and discontinued operations                                            7,729                     1,200                     393                     1,983
    Proceeds from sale of venture capital funds                                  -                         -                       -                     4,964
    Net cash paid for acquisitions                                               -                   (19,977)               (219,553)                  (29,704)
    Purchases of intangible assets                                          (6,000)                        -                 (12,000)                   (1,175)
    Other                                                                  (23,134)                    8,045                 (19,769)                   16,485
                                                              ---------------------     ---------------------   ---------------------     ---------------------

  Net cash (used in) provided by investing activities                      (31,207)                   34,787                  39,334                   (50,002)
                                                              ---------------------     ---------------------   ---------------------     ---------------------

Cash flows from financing activities
    Issuance of common stock, net                                              453                     4,017                   8,099                    18,387
    Excess tax effects from stock-based compensation                         1,691                     6,742                  18,500                    13,099
    Common stock repurchases/retirements                                   (22,157)                        -                 (66,820)                        -
    Issuance of debt                                                         4,795                         -                   4,795                         -
    Debenture repurchases                                                 (314,043)                        -                (456,500)                        -
                                                              ---------------------     ---------------------   ---------------------     ---------------------

  Net cash (used in) provided by financing activities                     (329,261)                   10,759                (491,926)                   31,486
                                                              ---------------------     ---------------------   ---------------------     ---------------------

(Decrease) increase in cash and cash equivalents                          (293,803)                  122,440                (399,785)                  404,032

Cash and cash equivalents - beginning of period                            973,837                   957,379               1,079,819                   675,787
                                                              ---------------------     ---------------------   ---------------------     ---------------------

Cash and cash equivalents - end of period                                $ 680,034                $1,079,819               $ 680,034                $1,079,819
                                                              =====================     =====================   =====================     =====================

Revisions were made to prior period amounts in order to conform to the current period's presentation.

                                                                                                                                Page 9 of 12

                                                                             Novell, Inc.
                                                         Unaudited Non-GAAP Adjusted Income From Operations
                                                                  (In thousands, except per share data)

                                                                            Fiscal Quarter Ended                     Fiscal Year Ended
                                                                     -----------------------------------    -----------------------------------
                                                                       Oct 31, 2008        Oct 31, 2007       Oct 31, 2008        Oct 31, 2007
                                                                     ----------------    ---------------    ----------------    ---------------

     GAAP income (loss) from operations                                     $ (6,343)         $ (13,291)            $ 4,776          $ (55,768)
                                                                     ----------------    ---------------    ----------------    ---------------

        Adjustments:
          Stock-based compensation expense:
            Cost of revenue                                                      934              1,184               3,658              4,425
            Sales and marketing                                                2,735              2,631              10,134              9,723
            Product development                                                2,462              2,595              10,363              9,964
            General and administrative                                         2,317              1,942               9,663              7,729
                                                                     ----------------    ---------------    ----------------    ---------------
              Sub-total                                                        8,448              8,352              33,818             31,841
                                                                     ----------------    ---------------    ----------------    ---------------

          Acquisition-related intangible asset amortization:
            Cost of revenue                                                    3,184              1,191               9,218              5,107
            Sales and marketing                                                1,341                350               3,771              2,740
            Product development                                                    -                  -                   -                227
                                                                     ----------------    ---------------    ----------------    ---------------
              Sub-total                                                        4,525              1,541              12,989              8,074
                                                                     ----------------    ---------------    ----------------    ---------------

          Other operating expenses (income):
            Restructuring expenses                                            17,316             25,206              28,645             43,097
            Purchased in-process research and development                          -                  -               2,700                  -
            Litigation-related expense (income)                                  500                  -               1,250                (93)
            Acquisition integration costs                                        146                  -               1,556                  -
            (Gain) loss on sale of subsidiaries                                 (117)            (1,200)              3,694             (1,200)
            Impairment of intangible assets                                    7,664                  -               7,664              3,851
            Stock-based compensation review expenses                               -                519                   -             16,205
                                                                     ----------------    ---------------    ----------------    ---------------
              Sub-total                                                       25,509             24,525              45,509             61,860
                                                                     ----------------    ---------------    ----------------    ---------------

        Total operating adjustments                                           38,482             34,418              92,316            101,775

     Non-GAAP income from operations                                        $ 32,139           $ 21,127            $ 97,092           $ 46,007
                                                                     ================    ===============    ================    ===============
       Operating margin %                                                      13.1%               8.6%               10.2%               4.9%

------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Novell, Inc.
                                                              Unaudited Non-GAAP Adjusted Net Income
                                                               (In thousands, except per share data)

                                                                            Fiscal Quarter Ended                     Fiscal Year Ended
                                                                     -----------------------------------    -----------------------------------
                                                                       Oct 31, 2008        Oct 31, 2007       Oct 31, 2008        Oct 31, 2007
                                                                     ----------------    ---------------    ----------------    ---------------

     GAAP net loss                                                         $ (16,291)         $ (17,948)           $ (8,745)         $ (44,460)
                                                                     ----------------    ---------------    ----------------    ---------------

        Operating adjustments (detailed above)                                38,482             34,418              92,316            101,775
        Non-operating expenses (income) adjustments:
           Gain on sale of venture capital funds                                   -                  -                   -             (3,591)
           Gain on debenture repurchases                                      (4,062)                 -              (4,606)                 -
           Impairment of investments                                          15,286                  -              30,024                  -
           Gain on sale of previously impaired long-term investments          (1,719)            (1,179)             (1,969)            (2,917)
                                                                     ----------------    ---------------    ----------------    ---------------
              Sub-total                                                        9,505             (1,179)             23,449             (6,508)
                                                                     ----------------    ---------------    ----------------    ---------------

        Total pre-tax adjustments                                             47,987             33,239             115,765             95,267

        Income tax adjustments                                                (9,881)              (688)            (10,215)            (3,150)

        Income (loss) from discontinued operations, net of taxes              (1,473)             8,785              (3,594)            18,184
                                                                     ----------------    ---------------    ----------------    ---------------

        Total net adjustments                                                 36,633             41,336             101,956            110,301

     Non-GAAP net income and non-GAAP income
       from continuing operations                                           $ 20,342           $ 23,388            $ 93,211           $ 65,841
                                                                     ================    ===============    ================    ===============

     GAAP net loss per share                                                 $ (0.05)           $ (0.05)            $ (0.02)           $ (0.13)
           Total adjustments detailed above                                     0.11               0.12                0.29               0.32
                                                                     ----------------    ---------------    ----------------    ---------------

     Non-GAAP net income per share and non-GAAP
       income from continuing operations per share                            $ 0.06             $ 0.07              $ 0.27             $ 0.19
                                                                     ================    ===============    ================    ===============

     GAAP weighted average shares                                            345,038            350,017             350,207            347,552

           Change from basic to diluted weighted average shares                1,111              2,426               1,461              2,279
                                                                     ----------------    ---------------    ----------------    ---------------

     Non-GAAP weighted average shares                                        346,149            352,443             351,668            349,831
                                                                     ================    ===============    ================    ===============

     Revisions were made to prior period amounts in order to conform to the current period's presentation.

                                                                                                                                                               Page 10 of 12

                                                                                Novell, Inc.
                                                              Consolidated Unaudited Condensed Segment Results
                                                                   (in thousands, except per share data)

                                                                                  Fiscal Quarter Ended October 31, 2008
                                       ------------------------------------------------------------------------------------------------------------------------------------------

                                                                  Identity               Systems
                                       Open Platform            and Security           and Resource                                       Common
                                         Solutions       %       Management      %      Management       %      Workgroup        %      Unallocated         Total          %
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Net revenue:
  Software licenses                          $     -        -      $ 16,042      31.9      $ 13,650      27.3      $ 21,670      21.1         $     -        $ 51,362      21.0
  Maintenance and subscriptions               35,753     85.8        21,282      42.3        31,467      62.9        70,274      68.4               -         158,776      64.9
  Services                                     5,905     14.2        12,977      25.8         4,914       9.8        10,802      10.5               -          34,598      14.1
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Total net revenue                             41,658    100.0        50,301     100.0        50,031     100.0       102,746     100.0               -         244,736     100.0
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Cost of revenue:
  Software licenses                                -        -         2,091       4.2         1,248       2.5           847       0.8             762           4,948       2.0
  Maintenance and subscriptions                2,691      6.5         2,775       5.5         2,877       5.8         2,747       2.7           2,355          13,445       5.5
  Services                                     7,129     17.1        14,529      28.9         4,496       9.0        12,299      12.0           1,001          39,454      16.1
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Total cost of revenue                          9,820     23.6        19,395      38.6         8,621      17.2        15,893      15.5           4,118          57,847      23.6
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Gross profit                                  31,838     76.4        30,906      61.4        41,410      82.8        86,853      84.5          (4,118)        186,889      76.4
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Operating expenses:
  Sales and marketing                              -        -             -         -             -         -             -         -          88,938          88,938      36.3
  Product development                         14,911     35.8        10,704      21.3        13,100      26.2        11,125      10.8           2,463          52,303      21.4
  General and administrative                       -        -             -         -             -         -             -         -          26,482          26,482      10.8
  Other operating expenses                         -        -             -         -             -         -             -         -          25,509          25,509      10.4
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Total operating expenses                      14,911     35.8        10,704      21.3        13,100      26.2        11,125      10.8         143,392         193,232      79.0
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Income (loss) from operations               $ 16,927     40.6      $ 20,202      40.2      $ 28,310      56.6      $ 75,728      73.7      $ (147,510)       $ (6,343)     (2.6)
                                       ============== ======== =============  ======== =============  ======== =============  ======== ===============   ============= =========

                                                                                   Fiscal Quarter Ended July 31, 2008
                                       ------------------------------------------------------------------------------------------------------------------------------------------

                                                                  Identity                Systems
                                       Open Platform            and Security            and Resource                                      Common
                                         Solutions       %       Management      %       Management      %      Workgroup        %      Unallocated          Total         %
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Net revenue:
  Software licenses                          $     -        -      $ 16,567      32.9      $ 15,836      29.8      $ 21,005      20.4         $     -        $ 53,408      21.8
  Maintenance and subscriptions               32,517     83.6        20,306      40.3        31,544      59.4        70,615      68.7               -         154,982      63.2
  Services                                     6,367     16.4        13,487      26.8         5,702      10.7        11,239      10.9               -          36,795      15.0
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Total net revenue                             38,884    100.0        50,360     100.0        53,082     100.0       102,859     100.0               -         245,185     100.0
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Cost of revenue:
  Software licenses                                -        -         2,101       4.2         1,456       2.7         1,191       1.2             796           5,544       2.3
  Maintenance and subscriptions                2,159      5.6         2,575       5.1         2,901       5.5         4,005       3.9           2,308          13,948       5.7
  Services                                     8,124     20.9        14,531      28.9         4,848       9.1        12,214      11.9             961          40,678      16.6
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Total cost of revenue                         10,283     26.4        19,207      38.1         9,205      17.3        17,410      16.9           4,065          60,170      24.5
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Gross profit                                  28,601     73.6        31,153      61.9        43,877      82.7        85,449      83.1          (4,065)        185,015      75.5
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Operating expenses:
  Sales and marketing                              -        -             -         -             -         -             -         -          94,213          94,213      38.4
  Product development                         15,559     40.0        11,664      23.2        12,146      22.9         9,847       9.6           2,543          51,759      21.1
  General and administrative                       -        -             -         -             -         -             -         -          26,941          26,941      11.0
  Other operating expenses                         -        -             -         -             -         -             -         -          11,131          11,131       4.5
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Total operating expenses                      15,559     40.0        11,664      23.2        12,146      22.9         9,847       9.6         134,828         184,044      75.1
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Income (loss) from operations               $ 13,042     33.5      $ 19,489      38.7      $ 31,731      59.8      $ 75,602      73.5      $ (138,893)          $ 971       0.4
                                       ============== ======== =============  ======== =============  ======== =============  ======== ===============   ============= =========

                                                                                  Fiscal Quarter Ended October 31, 2007
                                       ------------------------------------------------------------------------------------------------------------------------------------------

                                                                  Identity                Systems
                                       Open Platform            and Security            and Resource                                      Common
                                         Solutions       %       Management      %       Management      %      Workgroup        %      Unallocated          Total         %
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Net revenue:
  Software licenses                          $     -        -      $ 14,896      27.2      $ 10,398      22.8      $ 25,743      23.0         $     -        $ 51,037      20.8
  Maintenance and subscriptions               26,272     80.2        20,191      36.9        28,744      63.0        71,901      64.3               -         147,108      60.1
  Services                                     6,490     19.8        19,635      35.9         6,508      14.3        14,158      12.7               -          46,791      19.1
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Total net revenue                             32,762    100.0        54,722     100.0        45,650     100.0       111,802     100.0               -         244,936     100.0
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Cost of revenue:
  Software licenses                                -        -         2,411       4.4         1,022       2.2         1,496       1.3             296           5,225       2.1
  Maintenance and subscriptions                2,280      7.0         3,268       6.0         2,825       6.2         4,179       3.7             854          13,406       5.5
  Services                                     7,538     23.0        19,021      34.8         4,316       9.5        13,983      12.5           1,225          46,083      18.8
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Total cost of revenue                          9,818     30.0        24,700      45.1         8,163      17.9        19,658      17.6           2,375          64,714      26.4
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Gross profit                                  22,944     70.0        30,022      54.9        37,487      82.1        92,144      82.4          (2,375)        180,222      73.6
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Operating expenses:
  Sales and marketing                              -        -             -         -             -         -             -         -          84,327          84,327      34.4
  Product development                         13,927     42.5        15,134      27.7        10,576      23.2        12,902      11.5           2,595          55,134      22.5
  General and administrative                       -        -             -         -             -         -             -         -          29,527          29,527      12.1
  Other operating expenses                         -        -             -         -             -         -             -         -          24,525          24,525      10.0
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------
Total operating expenses                      13,927     42.5        15,134      27.7        10,576      23.2        12,902      11.5         140,974         193,513      79.0
                                       -------------- -------- -------------  -------- -------------  -------- -------------  -------- ---------------   ------------- ---------

Income (loss) from operations                $ 9,017     27.5      $ 14,888      27.2      $ 26,911      59.0      $ 79,242      70.9      $ (143,349)      $ (13,291)     (5.4)
                                       ============== ======== =============  ======== =============  ======== =============  ======== ===============   ============= =========

Revisions were made to prior period amounts in order to conform to the current period's presentation.

                                                                                                                                                                                                                                                                 Page 11 of 12

                                                                                                   Novell, Inc.
                                                                Unaudited Trended Segment Revenue by Software Licenses and Maintenance and Services
                                                                                                   (In thousands)

                                                                                    Fiscal Year                                                                                           Fiscal Year                                            Change from
                                                     Q4 2007%              2007              %             Q3 2008            %              Q4 2008%               2008               %               Q4 2008 to Q4 2007               FY08 to FY07
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ----------------------------   ----------------------------
Open platform solutions
  Linux platform products
    Software licenses                                   $     -              -           $     -              -           $     -              -            $     -               -           $      -              -           $    -               -        $     -               -
    Maintenance and subscriptions                        25,122           10.3            87,391            9.4            30,513           12.4             33,443            13.7            120,472           12.6            8,321            33.1         33,081            37.9
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------
                                                         25,122           10.3            87,391            9.4            30,513           12.4             33,443            13.7            120,472           12.6            8,321            33.1         33,081            37.9
  Other open platform products
    Software licenses                                         -              -               197            0.0                 -              -                  -               -                164            0.0                -               -            (33)          (16.8)
    Maintenance and subscriptions                         1,150            0.5             6,453            0.7             2,004            0.8              2,310             0.9              8,174            0.9            1,160           100.9          1,721            26.7
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------
                                                          1,150            0.5             6,650            0.7             2,004            0.8              2,310             0.9              8,338            0.9            1,160           100.9          1,688            25.4

Total open platform solutions                            26,272           10.7            94,041           10.1            32,517           13.3             35,753            14.6            128,810           13.5            9,481            36.1         34,769            37.0

Identity and security management
  Identity and access management
    Software licenses                                    14,289            5.8            46,349            5.0            15,747            6.4             15,439             6.3             53,946            5.6            1,150             8.0          7,597            16.4
    Maintenance and subscriptions                        17,034            7.0            61,520            6.6            17,816            7.3             19,374             7.9             70,334            7.4            2,340            13.7          8,814            14.3
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------
                                                         31,323           12.8           107,869           11.6            33,563           13.7             34,813            14.2            124,280           13.0            3,490            11.1         16,411            15.2
  Other identity and security management
    Software licenses                                       607            0.2             4,157            0.4               820            0.3                603             0.2              2,667            0.3               (4)           (0.7)        (1,490)          (35.8)
    Maintenance and subscriptions                         3,157            1.3            13,657            1.5             2,490            1.0              1,908             0.8             10,276            1.1           (1,249)          (39.6)        (3,381)          (24.8)
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------
                                                          3,764            1.5            17,814            1.9             3,310            1.4              2,511             1.0             12,943            1.4           (1,253)          (33.3)        (4,871)          (27.3)

Total identity and security management                   35,087           14.3           125,683           13.5            36,873           15.0             37,324            15.3            137,223           14.3            2,237             6.4         11,540             9.2

Systems and resource management
    Software licenses                                    10,398            4.2            35,234            3.8            15,836            6.5             13,650             5.6             48,837            5.1            3,252            31.3         13,603            38.6
    Maintenance and subscriptions                        28,744           11.7           112,510           12.1            31,544           12.9             31,467            12.9            121,650           12.7            2,723             9.5          9,140             8.1

Total systems and resource management                    39,142           16.0           147,744           15.8            47,380           19.3             45,117            18.4            170,487           17.8            5,975            15.3         22,743            15.4

Workgroup
  OES and NetWare-related
    Software licenses                                    15,153            6.2            56,792            6.1            12,096            4.9             13,221             5.4             50,412            5.3           (1,932)          (12.7)        (6,380)          (11.2)
    Maintenance and subscriptions                        41,922           17.1           168,245           18.0            41,890           17.1             41,427            16.9            166,506           17.4             (495)           (1.2)        (1,739)           (1.0)
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------
                                                         57,075           23.3           225,037           24.1            53,986           22.0             54,648            22.3            216,918           22.7           (2,427)           (4.3)        (8,119)           (3.6)
  Collaboration
    Software licenses                                     7,986            3.3            27,116            2.9             7,142            2.9              7,424             3.0             28,270            3.0             (562)           (7.0)         1,154             4.3
    Maintenance and subscriptions                        20,434            8.3            79,628            8.5            21,648            8.8             21,927             9.0             85,444            8.9            1,493             7.3          5,816             7.3
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------
                                                         28,420           11.6           106,744           11.4            28,790           11.7             29,351            12.0            113,714           11.9              931             3.3          6,970             6.5
  Other workgroup
    Software licenses                                     2,604            1.1             6,262            0.7             1,767            0.7              1,025             0.4              5,359            0.6           (1,579)          (60.6)          (903)          (14.4)
    Maintenance and subscriptions                         9,545            3.9            34,950            3.7             7,077            2.9              6,920             2.8             30,207            3.2           (2,625)          (27.5)        (4,743)          (13.6)
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------
                                                         12,149            5.0            41,212            4.4             8,844            3.6              7,945             3.2             35,566            3.7           (4,204)          (34.6)        (5,646)          (13.7)

Total workgroup                                          97,644           39.9           372,993           40.0            91,620           37.4             91,944            37.6            366,198           38.3           (5,700)           (5.8)        (6,795)           (1.8)

Total software licenses, maintenance
  and subscriptions
    Software licenses                                    51,037           20.8           176,107           18.9            53,408           21.8             51,362            21.0            189,655           19.8              325             0.6         13,548             7.7
    Maintenance and subscriptions                       147,108           60.1           564,354           60.5           154,982           63.2            158,776            64.9            613,063           64.1           11,668             7.9         48,709             8.6
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------
Total product revenue                                   198,145           80.9           740,461           79.4           208,390           85.0            210,138            85.9            802,718           83.9           11,993             6.1         62,257             8.4
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------

Services                                                 46,791           19.1           192,038           20.6            36,795           15.0             34,598            14.1            153,795           16.1          (12,193)          (26.1)       (38,243)          (19.9)
                                                  --------------   ------------    --------------   ------------    --------------   ------------      -------------    ------------     --------------    -----------     ------------    ------------   ------------    ------------

Total net revenue                                     $ 244,936          100.0         $ 932,499          100.0         $ 245,185          100.0          $ 244,736           100.0          $ 956,513          100.0          $  (200)           (0.1)      $ 24,014             2.6
                                                  ==============   ============    ==============   ============    ==============   ============      =============    ============     ==============    ===========     ============    ============   ============    ============

Revisions were made to prior period amounts in order to conform to the current period's presentation.

                                                                                  Page 12 of 12
                                             Novell, Inc.
                   Major IT Software and Solutions Included Within Reported Line Items

                        Open Platform Solutions

                              Linux Platform Products

                                    > SUSE LINUX Enterprise Server
                                    > SUSE LINUX Enterprise Desktop

                              Other Open Platform Products

                                    > openSUSE
                                    > SUSE Engineering

                        Identity and Security Management

                              Identity and Access Management

                                    > Identity Manager
                                    > SecureLogin
                                    > Access Manager
                                    > Sentinel

                              Other Identity and Security Management

                                    > Web Services
                                    > eDirectory

                        Systems and Resource Management

                              > ZENworks Suite
                              > ZENworks Patch Management
                              > ZENworks Asset Management
                              > ZENworks Linux Management
                              > ZENworks Configuration Management
                              > PlateSpin

                        Workgroup

                               Open Enterprise Server and NetWare-Related

                                    > Open Enterprise Server (OES)
                                    > NetWare
                                    > Cluster Services

                              Collaboration

                                    > GroupWise
                                    > Teaming + Conferencing

                              Other Workgroup

                                    > BorderManager

                        Services

                              > Professional Services
                              > Technical Support Services
                              > Training Services